 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 13, 2017

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2017, Amyris, Inc. (the “Company”) appointed Tina Maloney as its Chief Accounting Officer, reporting to the Company’s Chief Financial Officer.

Prior to joining the Company, Ms. Maloney, 55, served in various financial roles for The Cooper Companies Inc. from 2005 through 2017, most recently holding the position of Vice President, Corporate Controller and Principal Accounting Officer from January 2014 through January 2017. Ms. Maloney also previously served in several senior financial leadership roles at Sola International Inc. and IESL, Inc. Ms. Maloney holds a Master of Business Administration degree from William Woods University and a Bachelor of Science degree in Business Administration from Columbia College.

Pursuant to an offer letter entered into between the Company and Ms. Maloney on December 13, 2017 (the “Offer Letter”), Ms. Maloney is expected to commence employment with the Company on January 2, 2018. The Offer Letter provides for an initial annual base salary for Ms. Maloney in the amount of $280,000. Ms. Maloney will also be eligible to receive an annual performance-based bonus, which is based on an initial bonus target of $112,000, subject to her achievement of performance objectives. In connection with Ms. Maloney’s appointment, the Company agreed to grant Ms. Maloney a stock option award and a restricted stock unit (“RSU”) award under the Company’s 2010 Equity Incentive Plan. The equity awards to Ms. Maloney consist of: (i) a non-statutory stock option to purchase 19,200 shares of the Company’s common stock (vesting over four years, with 25% of the shares subject to the option vesting upon completion by Ms. Maloney of her twelfth month of employment with the Company and the remainder vesting over the following three years in 36 equal monthly installments) at an exercise price equal to the fair market value of the Company’s common stock on the date of the grant; and (ii) an award of 12,800 RSUs, which would vest over three years in equal annual installments, in each case subject to continued service with the Company through the applicable vesting date. The Company also agreed to provide Ms. Maloney with a one-time signing bonus in the amount of $10,000, which amount would be repayable by Ms. Maloney in full in the event she voluntarily terminates her employment prior to the completion of one year of service with the Company.

Ms. Maloney will be eligible to participate in the Company’s compensation and benefits programs for employees on the same basis as other eligible employees, including health insurance; vacation, holidays and sick days; life insurance; disability insurance; and a Section 401(k) plan with an employer matching contribution.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: December 19, 2017	By:	/s/ Nicole Kelsey
Nicole Kelsey
General Counsel and Secretary